May 23, 2007

Mr. Jack Li
Perfectenergy International Limited
479 Youdong Road, Xinzhuang Town
Minhang District, Shanghai 201100
PRC

Dear Mr. Li:

We are pleased to confirm the understanding and agreement under which Knight Capital Markets, LLC (“KCM”) and Canaccord Adams Inc. and Canaccord Adams Ltd. (together with their affiliates, control persons, directors, officers, employees and control persons, “CA”) together (the “Placement Agents”) are engaged by Perfectenergy International Limited, (the “Company”) to act as exclusive advisors and placement agents in connection with the private placement of the Company's securities.

1. Engagement. The Company hereby engages the Placement Agents as its exclusive advisor and placement agent in connection with the placement, on a “best efforts” basis, of debt, equity or equity-related securities of the Company (the “Securities”) for gross proceeds of not less than ten million dollars ($10,000,000) (the “Minimum Offering”) nor more than thirty million dollars ($30,000,000), on terms mutually acceptable to the Placement Agents and the Company (the “Proposed Offering”). The Placement Agents hereby accept the engagement as placement agents for the Proposed Offering subject to, among other things, the satisfactory completion of the Placement Agent's due diligence investigation and the non-occurrence of any material adverse change in the business, prospects or financial condition of the Company, and on the terms more fully set forth in this Agreement. This Agreement shall not give rise to any commitment by the Placement Agents or any other entity to purchase any securities of the Company. The Placement Agents provide no guarantee that the Proposed Offering or any other financing transaction will ever be completed or, if completed, as to the terms of the Proposed Offering or such other transaction. The Placement Agents shall serve as exclusive advisors and placement agents for the Proposed Offering for a period of one (1) year from the date of this Agreement (the “Exclusivity Period”). During the Exclusivity Period, the Company will not sell or issue any securities (other than in connection with the exercise of employee stock options outstanding on the date of this Agreement or other than in connection with the grant of employee stock options to employees hired during the Exclusivity Period), without the consent of the Placement Agents, which consent shall not be unreasonably withheld, conditioned, or delayed.

2.  Services. As placement agents for the Proposed Offering, the Placement Agents shall, to the extent required or appropriate in connection with the Proposed Offering,

(a) advise the Company on the structure and the terms of the Proposed Offering;

(b) assist the Company in preparing the investment documents and/or private placement memorandum used in the Proposed Offering;

( c) contact potential investors who might participate in the Proposed Offering, coordinate follow-up activities with potential investors, and in general supervise the investment consideration and placement process; and

(d) assist the Company in negotiating the terms of the Proposed Offering.

3.  Compensation and Expenses.

(a) For acting as advisor to the Company in connection with the Proposed Offering, the Placement Agents shall be entitled to receive, and the Company shall pay to the Placement Agents (or its designee(s)), the following (collectively, the “Advisor's Compensation”): The Advisor's Compensation shall be allocated 100% to KCM.

(i) an“Advisor's Cash Fee” of one percent (1%) of the gross proceeds of the Proposed Offering (including any capital received upon the exercise, exchange, or conversion of derivative Securities that may be included in the Proposed Offering), to be paid at the closing(s) of the Proposed Offering (or, with respect to such derivative Securities, upon such exercises, exchanges, or conversions); and

(ii) an “Advisor's Warrant” to purchase that number of shares of common stock of the Company equal to the aggregate of (A) one percent (1%) of the shares of common stock sold in the Proposed Offering at a per share exercise price equal to the per share price of such shares in the Proposed Offering, and (B) to the extent the Securities are not common stock, one percent (1%) of the shares of common stock acquirable upon exercise, exchange, or conversion of such Securities at a per share exercise price equal to the minimum per share price payable by an investor in the Proposed Offering in order to acquire such share. A Placement Warrant shall be issued at the initial closing and at each subsequent closing based on the number of Securities sold at each such closing. The terms of the Placement Warrant shall be set forth in the form of Placement Warrant provided to the Company prior to the first closing of the Proposed Offering (but, at a minimum, the Placement Warrant shall be exercisable from time to time, in whole or in part, during the three (3) year period commencing on the initial closing of the Proposed Offering, and shall contain the right to be included in any registration statement that the Company subsequently files with the SEC (commonly known as “piggy-back” registration rights), anti-dilution and cashless exercise provisions satisfactory to the Placement Agents and their counsel).

(b) For acting as placement agent in connection with the Proposed Offering, the Placement Agents shall be entitled to receive, and the Company shall pay to the Placement Agents (or their designee(s)), the following (collectively, the “Placement Agent's Compensation”). The Placement Agent's Compensation shall be allocated 60% to CA and 40% to KCM.

(i) a “Placement Agent's Cash Fee” of seven percent (7%) of the gross proceeds of the Proposed Offering (including any capital received upon the exercise, exchange, or conversion of derivative Securities that may be included in the Proposed Offering), to be paid at the closing(s) of the Proposed Offering (or, with respect to such derivative Securities, upon such exercises, exchanges, or conversions);

(ii) a “Placement Agent's Warrant” to purchase that number of shares of common stock of the Company equal to the aggregate of (A) six percent (6%) of the shares of common stock sold in the Proposed Offering at a per share exercise price equal to the per share price of such shares in the Proposed Offering, and (B) to the extent the Securities are not common stock, six percent (6%) of the shares of common stock acquirable upon exercise, exchange, or conversion of such Securities at a per share exercise price equal to the minimum per share price payable by an investor in the Proposed Offering in order to acquire such share.
A Placement Warrant shall be issued at the initial closing and at each subsequent closing based on the number of Securities sold at each such closing. The terms of the Placement Warrant shall be set forth in the form of Placement Warrant provided to the Company prior to the first closing of the Proposed Offering (but, at a minimum, the Placement Warrant shall be exercisable from time to time, in whole or in part, during the three (3) year period commencing on the initial closing of the Proposed Offering, and shall contain the right to be included in any registration statement that the Company subsequently files with the SEC (commonly known as “piggy-back” registration rights), anti-dilution and cashless exercise provisions satisfactory to the Placement Agents and their counsel); and

(iii) a check in the amount of thirty thousand dollars ($30,000), as a non-refundable non-accountable expense allowance to the Placement Agents, which shall be delivered to the Placement Agents upon the Company receipt of any funds related to the merger agreement with Crestview Development Corp. and upon the signing of this Agreement.

(c) Whether or not the Proposed Offering is consummated, the Company shall reimburse the Placement Agents for all of their “Approved Out-of-Pocket Costs and Expenses” incurred in connection with the services hereunder, including, but not limited to, fees and expenses of its legal counsel (including “blue sky” related legal and filing fees as provided in Section 8 hereof) and other professional advisors, travel expenses, data gathering and due diligence expenses, document reproduction and shipping expenses, the expenses related to meals or other expenses of meeting with potential investors or others, tombstone preparation expenses, and other placement related expenses. The foregoing costs and expenses will be paid by the Company to the Placement Agents promptly upon receipt by the Company of each invoice from the Placement Agents relating thereto setting forth in reasonable detail the items requiring reimbursement or payment, along with reasonable proofs of the same.

4.  Tail. In addition to the Compensation payable to the Placement Agents in connection with the Proposed Offering, the Placement Agents will be entitled to receive, and the Company shall pay to the Placement Agents, compensation in connection with any other financing transaction consummated by the Company during the twelve (12) month period after the expiration of the Exclusivity Period, which financing is not the subject of a separate engagement letter with the Placement Agents and is provided by (a) investors or parties introduced to the Company by the Placement Agents during the Exclusivity Period, or investors or parties with whom discussions concerning the Company or the Proposed Offering take place during the Exclusivity Period between or among the Placement Agents or the Company on the one hand and such investor or party on the other; (b) investors or parties introduced to the Company by an investor or party originally introduced to the Company by the Placement Agents; or ( c) investors or parties who seek the advice, counselor assistance of the Placement Agents in connection with such transaction (any of the foregoing in (a) through (c) inclusive herein referred to as a “Placement Agent Investor”). The compensation payable to the Placement Agents under this Section 4 with respect to such other financing transaction shall be determined in accordance with Section 3 herein, (with each reference therein to “Proposed Offering” being deemed to refer to such other financing transaction). Should the Company propose to accept economic resources in a strategic transaction (i.e., not one occurring on a daily, weekly, monthly or other similar regular basis in the ordinary course of business) effected with a Placement Agent Investor, then it agrees to compensate the Placement Agents for such transaction as closely as practical to what is called for herein for a transaction of comparable economic value. Promptly following the Exclusivity Period, the Placements Agents will provide the Company with written notice of all Placement Agent Investors with which discussions regarding the Proposed Offering were held during the Exclusivity Period.

5.  Cooperation. The Company shall cooperate with the Placement Agents in connection with the performance of its due diligence related to its engagement hereunder and shall make available to the Placement Agents the Company's management, employees, directors, accountants, counsel and other outside advisors, consultants, service providers, vendors and customers and such documents, books, records, studies and other information as it shall reasonably request in this respect. The Placement Agents' willingness to proceed with the proposed transaction is subject to satisfactory results of its on-going due diligence.

6.  Negotiation; PPM. It is contemplated that the Placements Agents shall negotiate the terms of the Proposed Offering with a limited number of investors which shall, if the Company approves, be memorialized in a stock purchase agreement containing all customary and necessary representations, warranties, disclosures and other Company information. If, however, the Placement Agents decides in its sole and absolute discretion, to broaden its selling efforts to include solicitation of additional investors, the Proposed Offering shall commence immediately upon the Company's finalization, in conjunction with the Placement Agents, of a private placement memorandum (the “PPM”), subscription documents and other necessary materials. Such PPM and related documentation (collectively, the “Offering Materials”) initially shall be drafted by the Company and include all customary and necessary representations, warranties, disclosures and other Company information and shall include audited financial statements of the Company. The Company shall represent and warrant in writing to the Placement Agents that all such representations and warranties are true, complete and correct, and that the Offering Materials do not contain any untrue statement of a material fact or omit to state a material fact necessary to be stated therein in order to make the information presented not misleading. The Company shall be responsible for amending or supplementing the Offering Materials as necessary to correct any untrue statement of a material fact or any omission to state a material fact necessary to make the statements therein not misleading. The Company will not use any Offering Materials to which the Placement Agents reasonably object.

7.  Offering to Prospective Investors: Compliance with Securities Laws. The Company reserves the right to reject an investment from any prospective investor. The Company and the Placement Agents each agrees to conduct the Proposed Offering in a manner intended to qualify for the exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”) provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder. The Company agrees that the Proposed Offering is to be limited to “Accredited Investors” as such defined is defined in Regulation D; therefore the Company and the Placement Agents each agrees to limit offers to sell, and solicitations of offers to buy, Securities to persons reasonably believed by it to be “Accredited Investors” as so defined. The Company and the Placement Agents each agrees to conduct the Proposed Offering in a manner intended to comply with the registration or qualification requirements, or available exemptions therefrom, of applicable state “bluesky” laws and applicable securities laws of other relevant jurisdictions. The Placement Agents will be responsible, at the expense of the Company, for registering or qualifying the offer and sale of the Securities under applicable state “blue sky” laws, or securing exemptions from such registration or qualification requirements, and the Company will cooperate with the Placement Agents in connection therewith. The Company will not, for a period of six months following the last closing date of the Proposed Offering, offer for sale or sell any securities unless, in the opinion of counsel to the Company, reviewed by counsel to the Placement Agents, who advise the Placement Agents that it may rely thereupon, such offering will not cause the issuance of the Securities in the Proposed Offering to be subject to the registration or qualification requirements of applicable federal securities laws, state “blue sky” laws or the securities laws of any other jurisdiction (by integration with any other offering of securities or otherwise).

8.  Indemnification. The Company shall indemnify and hold harmless the Placement Agents in accordance with the indemnification agreement (a copy of which is attached hereto and is incorporate by reference herein), which shall be executed by the Company concurrently herewith.

9.  No Brokers. The Company represents and warrants to the Placement Agents that there are no brokers, representatives or other persons, (other than any sub-agents engaged by the Placement Agents), who have an interest in the compensation payable to the Placement Agents pursuant to the terms of this Agreement. The Placement Agents agree to pay any sub-agents engaged by or retained by the Placement Agents in connection with this Agreement and to hold the Company harmless against any such claims.

10.  Successors and Assigns: Binding Effect. The benefits of this Agreement shall, together with the separate indemnity agreement, inure to the benefit of the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns. Neither the Company on the one hand, nor the Placement Agents on the other hand, shall assign its interest in this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. The Company acknowledges that in rendering its services hereunder, the Placement Agents will be using and relying on the information provided to it by the Company and does not assume responsibility for the accuracy or completeness of any such information.

11.  Confidentiality.

(a) Except as contemplated by the terms of this Agreement or as may be required by law or order of applicable regulatory authority (including the National Association of Securities Dealers Regulation, Inc.), the Placement Agents shall keep confidential and shall not disclose to any third party any confidential or proprietary information of the Company made available to it in connection with its engagement hereunder. Any information that is confidential or proprietary shall be identified as such to the Placement Agents by the Company, either in writing or orally (and then confirmed as such in writing), at the time such information is disclosed by the Company to the Placement Agents. The Placement Agents will use such confidential information only in connection with its engagement hereunder; provided, however, such confidentiality obligation shall not extend to (i) any information available to or in the possession of the Placement Agents prior to the date of its disclosure to the Placement Agents by or on behalf of the Company, (ii) any information generally available to the public, or (iii) any information which becomes available to the Placement Agents on a non-confidential basis from a third party who is not bound by a confidentiality obligation to the Company; and provided, further, such confidential information may be disclosed to the Placement Agents' officers, directors, employees, consultants, agents, advisors or representatives in connection with the engagement hereunder provided that such persons are made aware of the obligations under this Section 12.

(b) Any written or oral advice, analyses or reports provided by the Placement Agents to the Company in connection with its engagement hereunder are exclusively for the information of the Board of Directors and management of the Company (including the Company's attorneys, accountants and other professional advisors) and may not be disclosed (in any form whatsoever) to or relied upon by any other party without the express prior written consent of the Placement Agents. Any description of or reference to the Placement Agents in the Offering Materials must be approved by the Placement Agents in writing prior to use, which approval will not be unreasonably withheld.

12.  Closing Matters. The Company will, at the closing of the Proposed Offering, provide the Placement Agents with a copy of the same favorable opinion of its counsel as is furnished to the investors participating in such closing (if such an opinion is provided as part of the transaction). In addition, at the closing, the Company will provide the Placement Agents and participating investors with certificates of officers of the Company and such other representatives, warranties, undertakings, and other documents as the Placement Agents or its counsel may reasonably request, in form and substance satisfactory to the Placement Agents and its counsel. The essence of this requirement will be to confirm compliance with securities laws, to confirm information provided to investors, and to confirm that the terms of the Proposed Offering to which investors subscribed remain as presented to them. Additionally, the Company will not instruct investors participating in any closing to remit investment funds unless those investment funds are deposited by such investors into an escrow account approved by the Placement Agents.

13.  Miscellaneous.

(a) This Agreement may not be amended or modified except in writing signed by the parties.

(b) This Agreement shall be deemed to have been made and delivered in New York, and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Placement Agents and the Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions. contemplated hereby, including without limitation, any such legal suit, action or proceeding against any present or former officer, partner, employee or agent of the Placement Agents, each of whom is intended to be a third-party beneficiary of the agreement contained in this Section, shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agents and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and agrees that (x) service of process upon the Company mailed by certified mail to the Company's address on the first page of this Agreement shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding, and (y) service of process upon the Placement Agents mailed by certified mail to KCM's and CA's addresses as first set forth above shall be deemed in every respect effective service process upon the Placement Agents in any such suit, action or proceeding.

(c) Notwithstanding anything herein to the contrary, the representations, warranties and covenants set forth herein will remain in full force and effect regardless of any investigation made by or on behalf of the Placements Agents or any other entity or persons and, along with the compensation, reimbursement, future services, indemnification, contribution and confidentiality provisions hereof, shall survive this Agreement and the Placement Agents' engagement hereunder.

(d) If either Placement Agent incurs legal or other costs in collecting amounts due to it hereunder, such reasonable costs shall be reimbursed by the Company.

(e) The captions in this Agreement are used for convenience only and shall not be considered in interpreting this Agreement.

(f) This Agreement may be executed in counterparts, all of which together shall constitute one binding agreement between the Placement Agents and the Company. Signatures on documents delivered by facsimile/telecopier shall be deemed original signatures.

(g) All references herein to the date of this Agreement shall be deemed to mean the date on which this Agreement is countersigned by the Company as set forth below.

(h) This Agreement, together with the Exhibit hereto, contains the entire agreement between the Company and the Placement Agents concerning the subject matter hereof and supersedes any prior understanding or agreement with respect thereto. Any waiver of any right or obligation hereunder must be in writing signed by the party against whom enforcement is sought.

(i) Any approvals or consents of the Placement Agents required hereunder shall require the consent of each Placement Agent, which consent shall not be unreasonably withheld or delayed. Any such consent may but need not be in writing.

[THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

If the terms of our engagement as set forth in this Agreement are satisfactory to you, kindly sign and date the enclosed copy of this Agreement and indemnification agreement and return them to the undersigned, together with a check in the amount of thirty thousand dollars ($30,000) made payable to Knight Capital Markets, LLC. If this Agreement is not executed by the Company within 10 days of the date hereof it shall cease to be a valid offer by the Placement Agents to act as the exclusive advisor and placement agent to the Company and it shall be deemed withdrawn.

Very truly yours,

KNIGHT CAPITAL MARKETS, LLC
By: /s/ Sandy Reddin
Name: Sandy Reddin
Title: Managing Director, Investment Banking Date: ______________________________________

CANACCORD ADAMS INC.

By:  /s/ Russell W. Landon
Name: Russell W. Landon
Title:   Managing Director
Date: _________________________________

ACCEPTED AND AGREED

Perfectenergy International Limited
By: /s/ Wennan Li
Name: Wennan Li
Title:  CEO
Date: May 31, 2007

July 13, 2007

Mr. Marcus Laun
Mr. Barry Freeman
Knight Capital Markets LLC
100 Manhattanville Road
Purchase, NY 10577

Gentlemen,

This letter shall serve as an amendment to the letter dated May 23, 2007 among Canaccord Adams Inc. (“CA”), Knight Capital Markets LLC (“KCM”) and Perfectenergy International Limited (the “Letter”). Section 3 (b) of the Letter shall be amended to read:

For acting as placement agent in connection with the Proposed Offering, the Placement Agents shall be entitled to receive, and the Company shall pay to the Placement Agents (or their designee(s)), the following (collectively the “Placement Agent’s Compensation”). The Placement Agent’s Compensation shall be allocated 72.5% to CA and 27.5% to KCM.

In acknowledgement and acceptance of the aforementioned change in the Letter, please sign in the space below.

Very truly yours,

CANACCORD ADAMS INC.

By: /s/ Russell W. Landon
Name: Russell W. Landon
Title: Managing Director

Date: July 13, 2007

KNIGHT CAPITAL MARKETS LLC

By: /s/ Ian Reddin

Name: Ian Reddin

Title: Managing Director

Date: July 19, 2007

AMENDMENT TO ENGAGEMENT LETTER

Reference is made to the engagement letter between Perfectenergy International Limited (the “Signatory”), Knight Capital Markets, LLC and Cannacord Adams, Inc. (the “Placement Agents”) dated May 23, 2007, as amended by letter agreement dated July 13, 2007 (the “Engagement Letter”).

WHEREAS, Section 13 of the Engagement Letter provides that the Engagement Letter may be amended with the written consent of the Signatory and the Placement Agents.

WHEREAS, the Signatory and the Placement Agents desire to amend the Engagement and the Placement Agents desire to amend the Engagement Letter to add Perfectenergy International Limited (Nevada) (the “Public Company”) as a party thereto to avoid any doubt as to the binding effect of the Engagement Letter on both the Signatory and the Public Company.

NOW THEREFORE, the parties hereto agree as follows:

1. The definition of the term “Company” in the Engagement Letter is amended to mean both the Signatory and the Public Company and it is agreed that both the Signatory and the public Company are jointly and severally liable for all obligations of the Company under the Engagement Letter.

2. For the avoidance of doubt, it is expressly agreed that the Securities to be offered pursuant to paragraph 1 of the Engagement Letter are those of the Public Company.

3. All other terms and conditions of the Engagement Letter shall remain unchanged by this Amendment.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the Signatory, the Public Company and the Placement Agents have caused their respective signatures to this Amendment to be duly executed as of the date first written above.

PERFECTENERGY INTERNATIONAL LIMITED (BVI)

By:   /s/ Jack Li
         Name:
         Title:

PERFECTENERGY INTERNATIONAL
LIMITED (NEVADA)

By:   /s/ Philip McDonald
         Name:
         Title:

CANACCORD ADAMS, INC.

By:   /s/ Russell W. Landon
         Name: Russell W. Landon
         Title:   Managing Director

KNIGHT CAPITAL MARKETS, LLC
By: /s/ Ian “Sandy” Reddin
       Name: Ian “Sandy” Reddin
       Title:   Managing Director